Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Kurt Harrington at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Fourth Quarter and Full Year 2014 Financial Results

Non-GAAP core operating income of $1.40 per share (diluted) for the fourth quarter 2014(1)

or $5.19 per share (diluted) for the year ended December 31, 2014

GAAP net loss of $32.8 million (includes $27.5 million of tax provision) for the fourth quarter 2014, or GAAP net income of $6.0 million (includes $49.4 million of tax provision) for the year ended December 31, 2014

Dividend of $0.875 per share for the fourth quarter 2014, paid on January 30, 2015

Annualized dividend yield of 13%(2), 18%(3) on a tax adjusted basis

Book value per share at December 31, 2014 was $27.95

ARLINGTON, VA, February 3, 2015 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today reported non-GAAP core operating income of $32.6 million for the quarter ended December 31, 2014, or $1.40 per share (diluted). A reconciliation of non-GAAP core operating income to GAAP net income appears at the end of this press release. On a GAAP basis, the Company reported a net loss of $32.8 million for the quarter ended December 31, 2014, or $(1.43) per share (diluted), compared to net income of $12.8 million for the quarter ended September 30, 2014, or $0.61 per share (diluted), and net income of $40.0 million, or $2.36 per share (diluted), for the quarter ended December 31, 2013.

“2014 was a positive year for Arlington with increased core operating income per share year-over-year, expanded and diversified financing facilities, broadened access to capital, a 13% total economic return for the year and 29% for the last two years.   Continued favorable performance in the Company’s private-label mortgage-backed securities portfolio and expanded spread income contributed to fourth quarter results,” said J. Rock Tonkel, Jr., the Company's President and Chief Executive Officer.  “While recent market volatility and lower rates resulted in a non-cash tax allowance and mark-to-market charges during the quarter, the Company’s substantial liquidity and moderate leverage permit Arlington to maintain the flexible portfolio structure that has produced consistent results for an extended period, and benefit from the expanded spread opportunity and low hedge cost available under current market conditions.  As extension and prepay risks are renewed factors in the current low rate environment, the Company continues to benefit from prepayment protections on 100% of its agency mortgage-backed securities, a substantial hedge position, 39% of capital allocated to private-label mortgage-backed securities and approximately $288 million of ongoing tax benefits.”

As of February 3, 2015, the Company’s agency-backed mortgage-backed securities (“MBS”) portfolio had a net fair value of approximately $3.4 billion. On a mark-to-market basis, the estimated hedged cost of funds associated with the Euro Dollar futures is 1.50% on a weighted average basis over 5 years starting in March 2015, with an average balance over that period of $2.2 billion. The Company also has $0.8 billion in notional 10-year interest rate swap futures resulting in a combined hedged notional amount of approximately $3.0 billion. Since year-end, the Company sold private-label MBS for net proceeds of approximately $21 million.

Fourth Quarter Highlights

Net interest income for the fourth quarter was $32.9 million, including non-cash accretion on private-label MBS of $0.9 million required under GAAP. The three-month constant prepayment rate (“CPR”) for the Company’s agency-backed MBS as of December 31, 2014 was 6.33%. The Company’s debt to equity ratio at December 31, 2014 was approximately 5 to 1.

As of December 31, 2014, the Company’s agency-backed MBS portfolio consisted of $3.2 billion in face value with a cost basis and a fair value of $3.4 billion. As of December 31, 2014, all of the Company’s agency-backed MBS were fixed-rate 30-year MBS specifically selected for their prepayment protections with a weighted average coupon of 4.03%, a weighted average cost of 106.08, a weighted average market price of 107.24, and had a weighted average cost of repo funding of 38 basis points. On a mark-to-market basis, the Company had an average of $2.2 billion in Eurodollar futures associated with the agency-backed MBS portfolio starting in March 2015 and ending in September 2019 with a rate of 1.87% and an equivalent funding cost through December 2019 of approximately 1.77%. The Company also had $1.1 billion in notional 10-year interest rate swap futures with a marked rate of approximately 2.30% resulting in a combined hedged notional amount of approximately $3.3 billion.

As of December 31, 2014, the Company’s private-label MBS portfolio consisted of $353.2 million in face value with an amortized cost basis of $219.9 million and a fair value of $267.4 million. The following table presents certain statistics of the Company’s private-label MBS portfolio as of or for the quarter ended December 31, 2014 (dollars in millions):

Total Private- Label MBS

Fair market value	$267.4
Fair market value (as a % of face value)	75.7%
Quarterly cash yield (as a % of average fair market value, excluding GAAP non-cash accretion)	5.9%

Quarterly unlevered yield (GAAP, as a % of amortized cost)	9.0%
Quarterly unlevered cash yield (as a % of average amortized cost excluding GAAP non-cash accretion)	7.4%
Average cost (as a % of face value)	53.2%
Weighted average coupon	3.0%

Face value	$353.2
Amortized cost	$219.9
Purchase discount	$133.3

60+ days delinquent	14.9%
Credit enhancement	0.2%
Severity (3-month)	40.9%
Constant prepayment rate (3-month)	11.4%

Dividend

The Company’s Board of Directors approved a $0.875 dividend for the fourth quarter of 2014. The dividend was paid on January 30, 2015 to shareholders of record as of December 31, 2014. This represented a 13% annualized dividend yield based on the Class A common stock closing price on the New York Stock Exchange (NYSE) of $26.96 on February 3, 2015.

(1)	Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles as consistently applied in the United States (GAAP), the Company calculated non-GAAP core operating income for the three months ended December 31, 2014. In determining core operating income, the Company excluded certain legacy litigation expenses and the following non-cash expenses: (1) compensation costs associated with stock-based awards, (2) accretion of MBS purchase discounts adjusted for contractual interest and principal repayments in excess of proportionate invested capital, (3) other-than-temporary impairment charges recognized, (4) non-cash income tax provisions, and (5) benefit from the reversal of previously accrued federal and state tax liability and accrued interest related to uncertain tax positions. Additionally, starting in 2014, the Company has excluded both realized and unrealized gains and losses on the agency-backed MBS and all related hedge instruments, and has presented prior periods on a consistent basis. These adjustments are only for the purpose of calculating the Company’s non-GAAP core operating income; therefore, they do not change the Company’s GAAP book value or net (loss) income as reported.

The Company’s portfolio strategy on the Company’s agency-backed MBS portfolio is to generate a net interest margin on the leveraged assets and hedge the market value of the assets, expecting that the fluctuations in the market value of the agency-backed MBS and related hedges should largely offset each other over time. As a result, the Company excludes both the realized and unrealized fluctuations in the gains and losses in the assets and hedges on its hedged, agency-backed MBS portfolio when assessing the underlying core operating income of the Company. However, the Company’s portfolio strategy on the Company’s private-label MBS portfolio is to generate a total cash return comprised of both interest income and the cash return realized when the private-label MBS are sold that equals the difference between the sale price and the discount to par paid at acquisition. Therefore, the Company excludes non-cash accretion of private-label MBS purchase discounts from non-GAAP core operating income, but includes realized cash gains or losses on its private-label MBS portfolio in core operating income to reflect the total cash return on those securities over their holding period.

This non-GAAP core operating income measurement is used by management to analyze and assess the Company’s operating results on its portfolio and assist with the determination of the appropriate level of dividends. The Company believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on our performance and provides additional clarity around our earnings capacity and trends. A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, the Company believes net income on a GAAP basis and core operating income on a non-GAAP basis should be considered together.

The following is a reconciliation of GAAP net income to non-GAAP core operating income for the three months ended December 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended December 31,
	2014	2013 Revised	2013 As Previously Reported
GAAP net (loss) income	$(32,765)	$39,997	$39,997
Adjustments
Legacy litigation expenses (a)	—	510	510
Non-cash income tax provisions	27,054	66,669	66,669
Stock compensation	833	879	879
Non-cash interest income related to purchase discount accretion (b)	(862)	(1,651)	(1,651)
Net realized and unrealized loss on trading MBS and hedge instruments	38,022	15,960	13,591
Release of valuation allowance on deferred tax assets	—	(91,189)	(91,189)
Benefit from the reversal of tax liability and accrued interest related to uncertain tax position	—	(12,467)	(12,467)
Other-than-temporary impairment charges	298	84	84
Non-GAAP core operating income	$32,580	$18,792	$16,423

(a)	Legacy litigation expenses relate to legal matters pertaining to events related to business activities the Company completed or exited in or prior to 2009 — primarily debt extinguishment, sub-prime mortgage origination and securitization and broker/dealer operations.
(b)	Non-cash interest income related to purchase discount accretion represents interest income recognized in excess of cash receipts related to contractual interest income and principal repayments in excess of proportionate invested capital.

(2)	Based on the annualized fourth quarter 2014 dividend and the Class A common stock closing price on the NYSE of $26.96 on February 3, 2015.
(3)	The Company's dividends are eligible for the 23.8% federal income tax rate on qualified dividend income, whereas dividends paid by a REIT are generally subject to the higher 43.4% tax rate on ordinary income. To provide the same return after payment of federal income tax as the Company, a REIT would be required to pay dividends providing an 18% yield.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, the Company’s portfolio, funding capacity, liquidity, leverage portfolio allocation, portfolio hedging, migrating capital from the private-label MBS portfolio to the agency-backed MBS portfolio, capital losses, market conditions, cash returns and earnings, dividends, book value, tax benefits, changes in the Company’s expense to capital ratio, and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in political and monetary policies, changes in default rates, changes in the CPR for the Company’s MBS, changes in the Company’s operating efficiency, changes in the Company’s returns, changes in the use of the Company’s tax benefits, maintenance of the Company’s low leverage posture, changes in the agency-backed MBS asset yield, changes in the Company’s monetization of net operating loss carry-forwards, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of our net operating loss and net capital loss carry-forwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, changes in and the effects on the Company of mortgage prepayment speeds, ability to realize book value growth through reflation of private-label MBS, and general economic, political, regulatory and market conditions. These and other material risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement.

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
INTEREST INCOME	$36,316	$22,551	$123,547	$87,019

INTEREST EXPENSE
Interest on short-term debt	2,901	1,838	9,181	6,899
Interest on long-term debt	553	553	2,210	1,630
Total interest expense	3,454	2,391	11,391	8,529
Net interest income	32,862	20,160	112,156	78,490

OTHER LOSS, NET
Investment loss, net	(33,693)	(11,863)	(38,672)	(47,745)
Other loss	(4)	(4)	(15)	(15)
Total other loss, net	(33,697)	(11,867)	(38,687)	(47,760)
Operating (loss) income before other expenses	(835)	8,293	73,469	30,730

OTHER EXPENSES
Compensation and benefits	3,326	3,161	13,467	11,195
Professional services	328	588	1,529	2,561
Business development	121	38	253	145
Occupancy and equipment	96	99	422	427
Communications	55	49	201	191
Other operating expenses	554	930	2,197	2,072
Total other expenses	4,480	4,865	18,069	16,591

(Loss) income before income taxes	(5,315)	3,428	55,400	14,139

Income tax provision (benefit)	27,450	(36,569)	49,446	(35,322)

Net (loss) income	$(32,765)	$39,997	$5,954	$49,461

Basic (loss) earnings per share	$(1.43)	$2.40	$0.30	$3.09

Diluted (loss) earnings per share	$(1.43)	$2.36	$0.29	$3.06

Weighted average shares outstanding - basic (in thousands)	22,973	16,671	20,043	15,990
Weighted average shares outstanding - diluted (in thousands)	23,316	16,949	20,397	16,189

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

ASSETS	December 31, 2014	December 31, 2013

Cash and cash equivalents	$33,832	$48,628
Receivables
Interest	10,701	5,173
Other	1,138	212
Mortgage-backed securities, at fair value
Available-for-sale	267,477	341,346
Trading	3,414,300	1,576,452
Other investments	1,837	2,065
Derivative assets, at fair value	1,267	8,424
Deferred tax assets, net	122,365	165,851
Deposits	160,427	45,504
Prepaid expenses and other assets	1,145	1,311
Total assets	$4,014,489	$2,194,966

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$3,179,775	$1,547,630
Interest payable	1,106	774
Accrued compensation and benefits	6,067	5,584
Dividend payable	20,195	14,630
Derivative liabilities, at fair value	124,308	33,129
Accounts payable, accrued expenses and other liabilities	1,006	1,391
Long-term debt	40,000	40,000
Total liabilities	3,372,457	1,643,138

Equity:
Common stock	230	166
Additional paid-in capital	1,897,027	1,727,398
Accumulated other comprehensive income, net of taxes	42,793	53,190
Accumulated deficit	(1,298,018)	(1,228,926)
Total equity	642,032	551,828

Total liabilities and equity	$4,014,489	$2,194,966

Book Value per Share	$27.95	$33.10

Shares Outstanding (in thousands)	22,973	16,671